Macon Bancorp

Dear Member:

We are pleased to announce that the Board of Directors of Macon Bancorp, the mutual holding company for Macon Bank, has unanimously adopted a plan of conversion under which Macon Bancorp will convert from a mutual holding company to a stock holding company to be known as Entegra Financial Corp. We are converting so that we can raise additional capital, which will enable us to better serve our existing customers and support our future growth and expansion.

The Proxy Card

As a depositor or qualifying borrower of Macon Bank, you are a member of Macon Bancorp. To accomplish the conversion, your participation is extremely important. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed materials and then casting your vote in favor of the plan of conversion. You may vote by mail by returning your proxy using the enclosed postage-paid envelope marked “PROXY RETURN.” You can also vote by telephone or Internet, as instructed on the proxy card. If you have more than one account, you may receive more than one proxy. Please support us by voting all proxy cards received. There are no duplicates.

If the plan of conversion is approved, let me assure you that:

•	deposit accounts will continue to be federally insured to the maximum extent permitted by law;

•	existing deposit accounts and loans will not undergo any change; and

•	voting for approval will not obligate you to buy any shares of common stock.

The Stock Order Form

As a qualifying account holder, you also have nontransferable rights to subscribe for shares of Entegra Financial Corp. common stock on a priority basis, before the stock is offered to the general public. The enclosed prospectus describes the stock offering in more detail. Please read the prospectus carefully before making an investment decision.

If you wish to subscribe for shares of common stock, please complete the enclosed stock order form and return it to Entegra Financial Corp., together with your payment for the shares, using the enclosed postage-paid envelope marked “STOCK ORDER RETURN” or by overnight delivery service to our Stock Information Center located at 50 W. Main St., Franklin, NC 28734. You may also hand deliver stock order forms at this location. We will not accept stock order forms at our other banking offices. Your order must be physically received (not postmarked) by Entegra Financial Corp. no later than x:00 p.m., Eastern Time, on [expiration date].

If you have any questions after reading the enclosed materials, please call our Stock Information Center at (855) 456-6677, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. Please note that the Stock Information Center will be closed from 12:00 noon on Friday, May 23, 2014 through 12:00 noon on Tuesday, May 27, 2014 in observance of the Memorial Day holiday.

Sincerely,

Roger D. Plemens

President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Macon Bank, Macon Bancorp, Entegra Financial Corp., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Macon Bancorp

Dear Member:

We are pleased to announce that the Board of Directors of Macon Bancorp, the mutual holding company for Macon Bank, has unanimously adopted a plan of conversion under which Macon Bancorp will convert from a mutual holding company to a stock holding company to be known as Entegra Financial Corp. We are converting so that we can raise additional capital, which will enable us to better serve our existing customers and support our future growth and expansion.

As a depositor or qualifying borrower of Macon Bank, you are a member of Macon Bancorp. To accomplish the conversion, your participation is extremely important. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed material and then casting your vote in favor of the plan of conversion. You may vote by mail by returning your proxy using the enclosed postage-paid envelope marked “PROXY RETURN.” You can also vote by telephone or Internet, as instructed on the proxy card. If you have more than one account, you may receive more than one proxy. Please support us by voting all proxy cards received. There are no duplicates.

If the plan of conversion is approved let me assure you that:

•	deposit accounts will continue to be federally insured to the maximum extent permitted by law; and

•	existing deposit accounts and loans will not undergo any change.

We regret that we are unable to offer you common stock in the subscription offering because the laws of your jurisdiction require us to register (1) the common stock of Entegra Financial Corp. or (2) an agent of Entegra Financial Corp. to solicit the sale of such stock, and the number of eligible subscribers in your jurisdiction does not justify the expense of such registration.

If you have any questions after reading the enclosed materials, please call our Stock Information Center at (855) 456-6677, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. Please note that the Stock Information Center will be closed from 12:00 noon on Friday, May 23, 2014 through 12:00 noon on Tuesday, May 27, 2014 in observance of the Memorial Day holiday.

Sincerely,

Roger D. Plemens

President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Macon Bank, Macon Bancorp, Entegra Financial Corp., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Macon Bancorp

Dear Friend of Macon Bank:

We are pleased to announce that the Board of Directors of Macon Bancorp, the mutual holding company for Macon Bank, has unanimously adopted a plan of conversion under which Macon Bancorp will convert from a mutual holding company to a stock holding company to be known as Entegra Financial Corp. We are converting so that we can raise additional capital, which will enable us to better serve our existing customers and support our future growth and expansion.

As a former depositor of Macon Bank, you have nontransferable rights to subscribe for shares of Entegra Financial Corp. common stock on a priority basis, before the stock is offered to the general public. The enclosed prospectus describes the stock offering in more detail. Please read the prospectus carefully before making an investment decision.

If you wish to subscribe for shares of common stock, please complete the enclosed stock order form and return it to Entegra Financial Corp., together with your payment for the shares, using the enclosed postage-paid envelope marked “STOCK ORDER RETURN” or by overnight delivery service to the Entegra Financial Corp. Stock Information Center located at 50 W. Main St., Franklin, NC 28734. You may also hand deliver stock order forms at this location. We will not accept stock order forms at our other banking offices. Your order must be physically received (not postmarked) by Entegra Financial Corp. no later than x:00 p.m., Eastern Time, on [expiration date].

If you have any questions after reading the enclosed materials, please call our Stock Information Center at (855) 456-6677, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. Please note that the Stock Information Center will be closed from 12:00 noon on Friday, May 23, 2014 through 12:00 noon on Tuesday, May 27, 2014 in observance of the Memorial Day holiday.

Sincerely,

Roger D. Plemens

President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Macon Bank, Macon Bancorp, Entegra Financial Corp., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Entegra Financial Corp.

Dear Potential Investor:

We are pleased to provide you with the enclosed material regarding the stock offering by Entegra Financial Corp. being undertaken in connection with the conversion of Macon Bancorp, the holding company for Macon Bank, from mutual to stock form.

This information packet includes the following:

PROSPECTUS: This document provides detailed information about the operations of Macon Bank, Macon Bancorp, and the stock offering by Entegra Financial Corp. Please read it carefully before making an investment decision.

STOCK ORDER FORM: Use this form to subscribe for shares of common stock and return it to Entegra Financial Corp., together with your payment for the shares, by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN” or by overnight delivery service to our Stock Information Center located at 50 W. Main St., Franklin, NC 28734. You may also hand deliver stock order forms at this location. We will not accept stock order forms at our other banking offices. Your order must be physically received (not postmarked) by Entegra Financial Corp. no later than x:00 p.m., Eastern Time, on [expiration date].

We are pleased to offer you this opportunity to become one of our shareholders. If you have any questions regarding the stock offering, please call our Stock Information Center at (855) 456-6677, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. Please note that the Stock Information Center will be closed from 12:00 noon on Friday, May 23, 2014 through 12:00 noon on Tuesday, May 27, 2014 in observance of the Memorial Day holiday.

Sincerely,

Roger D. Plemens

President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Macon Bank, Macon Bancorp, Entegra Financial Corp., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Sandler O’Neill & Partners, L.P.

Dear Prospective Investor:

At the request of Macon Bank and its proposed new stock holding company, Entegra Financial Corp., we have enclosed materials regarding the offering of common stock of Entegra Financial Corp. The offering is being made in connection with the conversion of Macon Bancorp from the mutual to the stock form of organization. These materials include a prospectus and a stock order form, which offer you the opportunity to subscribe for shares of common stock of Entegra Financial Corp.

Please read the prospectus carefully before making an investment decision. If you have any questions after reading the enclosed materials, please call the Stock Information Center at (855) 456-6677, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time, and ask for a Sandler O’Neill representative. Please note that the Stock Information Center will be closed from 12:00 noon on Friday, May 23, 2014 through 12:00 noon on Tuesday, May 27, 2014 in observance of the Memorial Day holiday. If you decide to subscribe for shares, your order, together with your payment for the shares, must be physically received (not postmarked) by Entegra Financial Corp. no later than x:00 p.m., Eastern Time, on [expiration date].

We have been asked to forward these documents to you in view of certain requirements of the securities laws of your jurisdiction. We should not be understood as recommending or soliciting in any way any action by you with regard to the enclosed materials.

Sandler O’Neill & Partners, L.P.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Macon Bank, Macon Bancorp, Entegra Financial Corp., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

[Cover page]

Macon Bancorp

Proxy Q&A

Questions & Answers About Voting

We are pleased to announce that the Board of Directors of Macon Bancorp, the mutual holding company for Macon Bank, has unanimously adopted a plan of conversion whereby Macon Bancorp will convert from the mutual to the stock form of organization. The conversion is subject to the affirmative vote of a majority of the total number of outstanding votes entitled to be cast by the members of Macon Bancorp at a special meeting of members. In connection with the conversion, Macon Bank’s new stock holding company, Entegra Financial Corp. is offering shares of its common stock for sale in an initial public offering.

Your vote is very important. If you have more than one account, you may receive more than one proxy. Please support us by voting all proxy cards received. There are no duplicates.

Your Board of Directors urges you to vote “FOR” the conversion and return your proxy today.

Q.	Why is Macon Bancorp converting to the stock form of organization?

A.	The conversion to stock form will enable us to raise additional capital through the sale of common stock by Entegra Financial Corp. This additional capital will give us the financial strength to better serve our existing customers, support our future growth and expansion, retain and attract qualified personnel and provide our customers with an opportunity to become owners of Entegra Financial Corp.

Q.	What changes will occur as a result of the conversion? Will there be changes at my local branch?

A.	No changes are planned in the way we operate our business. The conversion will have no effect on the staffing, products or services that we offer to our customers through our offices, except to enable us to add additional products and services in the future.

Q.	Will the conversion affect any of my deposit accounts or loans?

A.	No. The conversion will have no effect on the balance or terms of any deposit account. Your deposits will continue to be federally insured to the fullest extent permissible. The terms, including interest rates, of your loans with us will also be unaffected by the conversion.

Q.	Who is eligible to vote on the conversion?

A.	Depositors and borrowers of Macon Bank as of the close of business on [voting record date] are eligible to vote at the special meeting of members.

Q.	Why did I receive several proxies?

A.	If you have more than one account, you may have received more than one proxy, depending upon the ownership structure of your accounts. Please vote all proxy cards that you received. There are no duplicates.

Q.	Does my vote for the conversion mean that I must buy common stock of Entegra Financial Corp.?

A.	No. Voting for the plan of conversion does not obligate you to buy shares of common stock of Entegra Financial Corp.

Q.	How do I vote my proxy?

A.	You can vote by one of the following ways:

•	By mailing your signed proxy card(s) in the postage-paid envelope marked “PROXY RETURN.”

•	By telephone or Internet as instructed on the proxy card.

Q.	Are two signatures required on the proxy card for a joint account?

A.	Only one signature is required on a proxy card for a joint account.

Q.	Who should sign proxies for trust or custodian accounts?

A.	The trustee or custodian must sign proxies for such accounts, not the beneficiary.

Q.	I am the executor (administrator) for a deceased depositor. Can I sign the proxy card?

A.	Yes. Please indicate on the card the capacity in which you are signing.

Additional Information

Q.	What if I have additional questions or require more information?

A.	Macon Bancorp’s proxy statement and Entegra Financial Corp.’s prospectus that accompany this brochure describe the conversion in detail. Please read the proxy statement and prospectus carefully before voting or subscribing for stock. If you have any questions after reading the enclosed material, you may call our Stock Information Center at (855) 456-6677, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. Additional material may only be obtained from the Stock Information Center. Please note that the Stock Information Center will be closed from 12:00 noon on Friday, May 23, 2014 through 12:00 noon on Tuesday, May 27, 2014 in observance of the Memorial Day holiday.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Macon Bank, Macon Bancorp, Entegra Financial Corp., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

[Cover page]

Entegra Financial Corp.

Stock Q&A

Questions & Answers About the Stock Offering

We are pleased to announce that the Board of Directors of Macon Bancorp, the mutual holding company for Macon Bank, has unanimously adopted a plan of conversion whereby Macon Bancorp will convert from the mutual to the stock form of organization. The conversion is subject to the approval of the members of Macon Bancorp at a special meeting of members. In connection with the conversion, Macon Bank’s proposed new stock holding company, Entegra Financial Corp., is offering shares of its common stock for sale in an initial public offering.

Investment in common stock involves certain risks. For a discussion of these risks and other factors, investors are urged to read the accompanying prospectus before making an investment decision.

Q.	Why is Macon Bancorp converting to the stock form of organization?

A.	The conversion to stock form will enable us to raise additional capital through the sale of common stock by Entegra Financial Corp. This additional capital will give us the financial strength to better serve our existing customers, support our future growth and expansion, retain and attract qualified personnel and provide our customers with an opportunity to become owners of Entegra Financial Corp.

Q.	Will any account I hold with Macon Bank be converted into stock?

A.	No. All accounts will remain as they were prior to the conversion.

Q.	Who can purchase stock in the offering?

A.	The common stock of Entegra Financial Corp. is being offered in the subscription offering in the following order of priority:

(1)	Depositors who held at least $100 with Macon Bank as of the close of business on December 31, 2012.

(2)	Depositors who held at least $100 with Macon Bank as of the close of business on March 31, 2014.

(3)	Borrowers and other depositors who held at least $100 with Macon Bank as of the close of business on [Voting Record Date] to the extent not already included in a prior category.

Upon completion of the subscription offering, common stock that is not sold in the subscription offering, if any, will be offered first to certain members of the general public in a community offering with priority to natural persons residing in Buncombe, Clay, Cherokee, Graham, Haywood, Henderson, Jackson, Macon, Polk, Swain and Transylvania Counties, North Carolina, and Rabun County, Georgia and then, to the extent any shares remain, to the general public in a syndicated offering.

Q.	Am I guaranteed to receive shares by placing an order?

A.	No. It is possible that orders received during the offering period will exceed the number of shares being sold. Such an oversubscription would result in shares being allocated among subscribers starting with subscribers who are Eligible Account Holders. If the offering is oversubscribed in the subscription offering, no orders received in the community offering will be filled.

Q.	How many shares of stock are being offered, and at what price?

A.	Entegra Financial Corp. is offering for sale a maximum of 4,945,000 shares of common stock at a subscription price of $10 per share. Under certain circumstances, Entegra Financial Corp. may increase the maximum and sell up to 5,686,750 shares.

Q.	How much stock can I purchase?

A.	The minimum purchase is $250 (25 shares). As more fully discussed in the plan of conversion and in the prospectus, the maximum purchase by any person in the subscription or community offering is $300,000 (30,000 shares); no person together with their associates or a group of persons acting in concert may purchase more than $500,000 (50,000 shares) of common stock in the offering.

Q.	How do I order stock?

A.	If you decide to subscribe for shares, you must return the properly completed and signed stock order form, along with full payment for the shares, to Entegra Financial Corp. by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN” or by overnight delivery service to our Stock Information Center located at 50 W. Main St., Franklin, NC 28734. You may also hand deliver stock order forms at this location. We will not accept stock order forms at our other banking offices. Your order must be physically received (not postmarked) by Entegra Financial Corp. no later than x:00 p.m., Eastern Time, on [expiration date]. Please read the prospectus carefully before making an investment decision.

Q.	How can I pay for my shares of stock?

A.	You can pay for the common stock by check, money order, or withdrawal from your deposit account at Macon Bank. Checks and money orders must be made payable to Entegra Financial Corp. Withdrawals from a certificate of deposit at Macon Bank to buy shares of common stock may be made without penalty. Cash must be converted to a bank check or money order. Please do not send cash in the mail.

Q.	Can I use my Macon Bank home equity line of credit to subscribe for shares of common stock?

A.	No. Macon Bank cannot knowingly lend funds to anyone to subscribe for shares. This includes the use of funds available through a Macon Bank home equity line of credit.

Q.	When is the deadline to subscribe for stock?

A.	An executed stock order form with the required full payment must be physically received (not postmarked) by Entegra Financial Corp. no later than x:00 p.m., Eastern Time, on [expiration date].

Q.	Can I subscribe for shares using funds in my IRA at Macon Bank?

A.	No. Federal regulations do not permit the purchase of common stock with your existing IRA or other qualified plan at Macon Bank. To use these funds to subscribe for common stock, you need to establish a “self-directed” trust account with an unaffiliated trustee. The transfer of these funds takes time, so please make arrangements as soon as possible. However, if you intend to subscribe for common stock due to your eligibility as an IRA account holder but plan to use funds from sources other than your IRA account, you need not close and transfer your IRA account. Please call our Stock Information Center if you require additional information.

Q.	Can I subscribe for shares and add someone else who is not on my account to my stock registration?

A.	No. Federal regulations prohibit the transfer of subscription rights.

Q.	Can I subscribe for shares in my name alone if I have a joint account?

A.	No. With the exception of certain orders placed through an IRA, Keogh or 401(k) plan, a name can be deleted only in the event of the death of a named eligible depositor.

Q.	Will payments for common stock earn interest until the conversion closes?

A.	Yes. Any payment made in cash or by check or money order will earn interest at our tier 1 statement savings rate from the date of receipt to the completion or termination of the conversion. Depositors who elect to pay for their common stock by a withdrawal authorization will receive interest at the contractual rate on the account until the completion or termination of the offering.

Q.	Will dividends be paid on the stock?

A.	Following the offering, the Board of Directors of Entegra Financial Corp. will have the authority to declare dividends; however no decision has been made with respect to payment of dividends.

Q.	Will my stock be covered by deposit insurance?

A.	No.

Q.	Where will the stock be traded?

A.	Upon completion of the conversion, our shares of common stock are expected to trade on the Nasdaq Global Market under the symbol “ENFC.”

Q.	Can I change my mind after I place an order to subscribe for stock?

A.	No. After receipt, your order may not be modified or withdrawn.

Q.	If I purchase shares of common stock during the offering, when will I receive my stock?

A.	Physical stock certificates will not be issued. Our transfer agent will send you a stock ownership statement, via the Direct Registration System (DRS), by first class mail as soon as possible after the completion of the conversion and offering. Although the shares of Entegra Financial Corp. common stock will have begun trading, brokerage firms may require that you receive your stock ownership statement prior to selling your shares. Your ability to sell the shares of common stock prior to your receipt of the statement will depend on arrangements you may make with a brokerage firm.

Q.	What is direct registration and DRS?

A.	DRS is a system that electronically moves investors’ positions between brokers and transfer agents for issuers that offer direct registration. Direct registration is the ownership of stock registered in your own name on the books of Entegra Financial Corp., without taking possession of a printed stock certificate. Instead, your ownership is recorded and tracked as an accounting entry (“book entry”) on the books of the company.

Additional Information

Q.	What if I have additional questions or require more information?

A.	Entegra Financial Corp.’s prospectus that accompanies this brochure describes the conversion and offering in detail. Please read the prospectus carefully before subscribing for stock. If you have any questions after reading the enclosed material, you may call our Stock Information Center at (855) 456-6677, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. Please note that the Stock Information Center will be closed from 12:00 noon on Friday, May 23, 2014 through 12:00 noon on Tuesday, May 27, 2014 in observance of the Memorial Day holiday.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Macon Bank, Macon Bancorp, Entegra Financial Corp., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

IMPORTANT REMINDER

PLEASE SUPPORT US

[Macon Bancorp Logo]

(Mutual Holding Company for Macon Bank)

Dear Member:

As a follow-up to our recent proxy mailing, WE URGE YOU TO VOTE ALL OF YOUR PROXY CARDS on the proposed plan of conversion. We value your relationship with Macon Bank and ask for your support by voting and returning the enclosed proxy card today. You can also vote by telephone or Internet, as instructed on the card. Your Board of Directors recommends that you vote “FOR” the approval of the plan of conversion.

If you are unsure whether you voted, please vote the enclosed proxy card. If you have already voted your proxy card(s), please accept our thanks. Let me assure you that:

•	The conversion will not affect the terms of your deposit accounts or loans.

•	Deposit accounts will continue to be federally insured to the legal maximum.

•	Voting does not obligate you to buy stock.

Thank you for choosing Macon Bank, and we appreciate your vote. If you have any questions, please call our Stock Information Center at (855) 456-6677.

Sincerely,

Roger D. Plemens

President and Chief Executive Officer

The Plan must be approved by at least a majority of the votes eligible to be cast at our special meeting.

If you have more than one account you may receive more than one proxy card.

Please support us by voting all proxy cards received.

SECOND REQUEST

PLEASE SUPPORT US

[Macon Bancorp Logo]

(Mutual Holding Company for Macon Bank)

Dear Member:

As a follow-up to our recent proxy mailing, our records show that YOU HAVE NOT VOTED ALL OF YOUR PROXY CARDS on the proposed plan of conversion. We value your relationship with Macon Bank and ask for your support by voting and returning the enclosed proxy card today. You can also vote by telephone or Internet, as instructed on the card. Your Board of Directors recommends that you vote “FOR” the approval of the plan of conversion.

If you are unsure whether you voted, please vote the enclosed proxy card. If you have already voted your proxy card(s), please accept our thanks. Let me assure you that:

•	The conversion will not affect the terms of your deposit accounts or loans.

•	Deposit accounts will continue to be federally insured to the legal maximum.

•	Voting does not obligate you to buy stock.

Thank you for choosing Macon Bank, and we appreciate your vote. If you have any questions, please call our Stock Information Center at (855) 456-6677.

Sincerely,

Roger D. Plemens

President and Chief Executive Officer

The Plan must be approved by at least a majority of the votes eligible to be cast at our special meeting.

If you have more than one account you may receive more than one proxy card.

Please support us by voting all proxy cards received.

ç D E T A C H H E R E ç	MACON BANCORP ☑ Please vote by marking one of the boxes as shown.	REVOCABLE PROXY CONTROL NUMBER	ç P R O X Y C A R D ç
1. The approval of the Plan of Conversion of Macon Bancorp.
FOR ☐ AGAINST ☐
2. The approval of the Adjournment of the Special Meeting, if necessary. FOR ☐ AGAINST ☐

The undersigned acknowledges receipt of a Notice of Special Meeting of Members, the Proxy Statement of Macon Bancorp dated             , 2014, and the prospectus of Entegra Financial Corp. prior to the execution of this proxy.

è

Signature                                                         Date

IMPORTANT: Please sign your name exactly as it appears on this proxy. Joint accounts need only one signature. When signing as an attorney, administrator, agent, officer, executor, trustee, guardian, etc., please add your full title to your signature.

IMPORTANT: IF YOU VOTE BY MAIL, PLEASE DETACH, SIGN AND RETURN ALL PROXY CARDS IN THE ENCLOSED POSTAGE-PAID PROXY RETURN ENVELOPE. THERE ARE NO DUPLICATES.

é DETACH HERE THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE PLAN OF CONVERSION VOTE BY 1 OF 3 WAYS
Œ VOTE BY MAIL	 VOTE BY TELEPHONE	Ž VOTE BY INTERNET

DETACH THE ABOVE PROXY CARD	WITH THE UNIQUE CONTROL NUMBER INDICATED ABOVE FOR EACH PROXY CARD YOU RECEIVE:	WITH THE UNIQUE CONTROL NUMBER INDICATED ABOVE FOR EACH PROXY CARD YOU RECEIVE:
☑ VOTE, SIGN, DATE & RETURN THE PROXY CARD IN THE ENCLOSED PROXY RETURN ENVELOPE	CALL 1-800-xxx-xxxx	VISIT https://www.xxxx
YOU MAY RETURN ALL PROXY CARDS RECEIVED IN ONE ENVELOPE	IF YOU VOTE BY TELEPHONE OR INTERNET, YOU DO NOT NEED TO VOTE YOUR PROXY BY MAIL

VOTING DOES NOT OBLIGATE YOU TO BUY STOCK AND

DOES NOT AFFECT THE TERMS OR INSURANCE ON YOUR ACCOUNTS.

IF YOU HAVE MORE THAN ONE ACCOUNT, YOU MAY RECEIVE MORE THAN ONE PROXY CARD

DEPENDING ON THE OWNERSHIP STRUCTURE OF YOUR ACCOUNTS.

PLEASE SUPPORT US BY VOTING ALL PROXY CARDS RECEIVED.

ç D E T A C H H E R E ç			ç P R O X Y C A R D ç
	MACON BANCORP	REVOCABLE PROXY
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MACON BANCORP FOR A SPECIAL MEETING OF MEMBERS TO BE HELD ON JUNE , 2014
The undersigned hereby appoints the full Board of Directors of Macon Bancorp, and each of them, with full power of substitution, to act as proxy for the undersigned and to cast all votes which the undersigned is entitled to cast at the Special Meeting of Members to be held on June __, 2014 at ___:___ __.m., Eastern Time, at Macon Bancorp’s corporate headquarters located at 220 One Center Court, North Carolina, with all of the powers the undersigned would possess if personally present in accordance with the instructions as indicated on the reverse side hereof:

1.     FOR or AGAINST the approval of the plan of conversion of Macon Bancorp and the transactions contemplated thereby pursuant to which, among other things, Macon Bancorp will merge with and into Entegra Financial Corp. and, in doing so, will convert from a mutual form of organization to a stock form of organization. Upon the completion of the conversion, Macon Bancorp will cease to exist, and Macon Bank will become a wholly-owned subsidiary of Entegra Financial Corp. In connection with the conversion, Entegra Financial Corp. will offer shares of its common stock to certain eligible depositors and eligible borrowers of Macon Bank and, if necessary to complete the offering, to the general public.

2.     FOR or AGAINST the adjournment of the Special Meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes at the Special Meeting to approve the plan of conversion.

This proxy is revocable and will be voted as directed, but if no instructions are specified,

this proxy will be voted “FOR” the proposals listed only if signed and dated.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE PLAN OF CONVERSION

AND “FOR” THE ADJOURNMENT OF THE SPECIAL MEETING.

VOTING “FOR” THE PLAN OF CONVERSION DOES NOT OBLIGATE YOU TO BUY STOCK AND DOES NOT AFFECT THE TERMS OR INSURANCE ON YOUR ACCOUNTS.

(Continued and to be marked, dated and signed on the reverse side)

é

DETACH HERE

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE

“FOR” APPROVAL OF THE PLAN OF CONVERSION

VOTING “FOR” THE CONVERSION DOES NOT OBLIGATE YOU TO BUY STOCK AND

DOES NOT AFFECT THE TERMS OR INSURANCE ON YOUR ACCOUNTS.

IF YOU HAVE MORE THAN ONE ACCOUNT, YOU MAY RECEIVE MORE THAN ONE PROXY.

PLEASE SUPPORT US BY VOTING “FOR” AND RETURNING ALL PROXY CARDS RECEIVED.

[logo]Entegra Financial Corp. Subscription & Community Offering Stock Order Form
Entegra Financial Corp. Stock Information Center 50 W. Main St. Franklin, NC 28734 (855) 456-6677	Expiration Date for Stock Order Forms: [expiration date] x:00 p.m. Eastern Time (received not postmarked)
IMPORTANT: A properly completed original stock order form must be used to subscribe for common stock. Copies of this form are not required to be accepted. Please read the Stock Ownership Guide and Stock Order Form Instructions as you complete this form.

(1) Number of Shares	Subscription Price X 10.00 =	(2) Total Payment Due	Minimum number of shares: 25 shares ($250) Maximum number of shares: 30,000 shares ($300,000) Maximum number of shares for associates or group: 50,000 shares ($500,000) See Instructions.
è		$ è

(3) Employee/Officer/Director Information ☐ Check here if you are an employee, officer or director of Macon Bank or a member of such person’s immediate family living in the same household.
(4) Method of Payment by Check Enclosed is a check, bank draft or money order payable to Entegra Financial Corp. in the amount indicated here.	Total Check Amount	$ è	-
(5) Method of Payment by Withdrawal - The undersigned authorizes withdrawal from the following account(s) at Macon Bank. There is no early withdrawal penalty for this form of payment. Individual Retirement Accounts maintained at Macon Bank cannot be used unless special transfer arrangements are made.

Bank Use	Account Number(s) To Withdraw	$ Withdrawal Amount
		$ è	-
		$ è	-

(6) Purchaser Information

Subscription Offering

☐     a. Check here if you are an Eligible Account Holder with a deposit account(s) totaling $100.00 or more on December 31, 2012.

☐     b. Check here if you are a Supplemental Eligible Account Holder with a deposit account(s) totaling $100.00 or more on March 31, 2014 but are not an Eligible Account Holder.

☐     c. Check here if you are a Depositor or Borrower with us as of the close of business on [voting record date] to the extent not already included in a prior category.

Community Offering

☐     d. Check here if you are a community member (Indicate county of residence in #9 below).

Account Information

List below all accounts in which you had an ownership interest as of the applicable eligibility date as indicated in a, b or c above. Failure to list all your eligible accounts, or providing incorrect information, may result in the loss of part or all of your subscription rights. Use reverse side for additional space.

Bank Use	Account Number(s)	Account Title (Name(s) on Account)

(7) Form of Stock Ownership and SS# or Tax ID#:

☐ Individual    ☐  Joint Tenants            ☐ Tenants in Common        ☐ Fiduciary (i.e., trust, estate)

☐ Uniform Transfers to Minors Act      ☐ Company/Corporation/    ☐ IRA or other qualified plan

    (Indicate SS# of Minor only)                Partnership                             (Both Tax ID# & SS# for IRAs)

SS#/Tax ID# è
SS#/Tax ID# è

(8) Stock Registration & Address:

Name and address to appear on stock certificate. Shares must be registered as reflected on your qualifying account. Adding or deleting a name or otherwise altering the form of beneficial ownership of a qualifying account will result in a loss of your subscription rights (with certain exceptions for IRA, Keogh or 401(k) plan purchases).

Name: è

Name Continued: è

Mail to- Street: è

City: è	State: è	Zip Code: è

(9) Telephone Daytime/Evening	( ) --	( ) --	County of Residence
(10) Associates/Acting in Concert ☐ Check here and complete the reverse side of this form if you or any associates or persons acting in concert with you have submitted other orders for shares.

(11) Acknowledgement - To be effective, this stock order form must be properly completed and physically received (not postmarked) by Entegra Financial Corp. no later than x:00 p.m., Eastern Time, on [expiration date], unless extended; otherwise this stock order form and all subscription rights will be void. The undersigned agrees that after receipt by Entegra Financial Corp., this stock order form may not be modified, withdrawn or canceled without Entegra Financial Corp.’s consent and if authorization to withdraw from deposit accounts at Macon Bank has been given as payment for shares, the amount authorized for withdrawal shall not otherwise be available for withdrawal by the undersigned. Under penalty of perjury, I hereby certify that the Social Security or Tax ID Number and the information provided on this stock order form are true, correct and complete and that I am not subject to back-up withholding. It is understood that this stock order form will be accepted in accordance with, and subject to, the terms and conditions of the plan of conversion of Macon Bancorp described in the accompanying prospectus.
Federal regulations prohibit any person from transferring, or entering into any agreement, directly or indirectly, to transfer the legal or beneficial ownership of subscription rights or the underlying securities to the account of another. Macon Bank, Macon Bancorp, and Entegra Financial Corp. will pursue any and all legal and equitable remedies in the event they become aware of the transfer of subscription rights and will not honor orders known by them to involve such transfer. Under penalty of perjury, I certify that I am purchasing shares solely for my account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares.				Bank Use
By signing below, I also acknowledge that I have read the Certification Form on the reverse side of this form.
Signature è	Date	Signature è	Date

Item (6) Purchaser Information continued:
Bank Use	Account Number(s)	Account Title (Name(s) on Account)

Item (10) Associates/Acting In Concert continued:

If you checked the box in item #10 on the reverse side of this form, list below all other orders submitted by you or associates (as defined below) or by persons acting in concert with you (also defined below).

Name(s) listed on other stock order forms	Number of shares ordered	Name(s) listed on other stock order forms	Number of shares ordered

Associate - The term “associate” of a particular person means:

(1) a corporation or organization other than Macon Bancorp, Macon Bank, Entegra Financial Corp. or a majority-owned subsidiary of Macon Bank, of which a person is a senior officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities of such corporation or organization;

(2) a trust or other estate in which a person has a substantial beneficial interest or as to which a person serves as a trustee or a fiduciary; and

(3) any person who is related by blood or marriage to such person and who lives in the same home as such person or who is a director or senior officer of Macon Bancorp, Macon Bank or Entegra Financial Corp., or any of their subsidiaries.

Acting in concert – The term “acting in concert” means:

(1) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or

(2) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

In general, a person who acts in concert with another party will also be deemed to be acting in concert with any person who is also acting in concert with that other party.

We may presume that certain persons are acting in concert based upon various facts, including, among other things, joint account relationships and the fact that such persons may have filed joint Schedules 13D or 13G with the Securities and Exchange Commission with respect to other companies.

CERTIFICATION FORM

I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR SAVINGS ACCOUNT AND IS NOT INSURED OR GUARANTEED BY MACON BANCORP, ENTEGRA FINANCIAL CORP., MACON BANK, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR BY ANY OTHER GOVERNMENT AGENCY. THE ENTIRE AMOUNT OF AN INVESTOR’S PRINCIPAL IS SUBJECT TO LOSS.

If anyone asserts that this security is federally insured or guaranteed, or is as safe as an insured deposit, I should call the Federal Deposit Insurance Corporation.

I further certify that, before purchasing the common stock, no par value per share, of Entegra Financial Corp. (the “Company”), which will become the holding company for Macon Bank, I received a prospectus of the Company dated             , 2014 relating to such offer of common stock. The prospectus that I received contains disclosure concerning the nature of the common stock being offered by the Company and describes in the “Risk Factors” section beginning on page __, the risks involved in the investment in this common stock, including but not limited to the following:

Risks Related to Our Business

1. The Bank is subject to a Memorandum of Understanding and Bancorp is subject to a Written Agreement, which require elevated capital ratios and other actions; failure to comply with the terms of the Regulatory Agreements may result in adverse consequences.

2. We must raise sufficient capital to comply with the elevated capital requirements of the Memorandum of Understanding. The resulting capital cushion may not be sufficient to absorb additional loan losses and maintain such compliance.

3. We may not be able to utilize all of our deferred tax asset.

4. Our estimate for losses in our loan portfolio may be inadequate, which would cause our results of operations and financial condition to be adversely affected.

5. Our commercial real estate loans generally carry greater credit risk than one- to four-family residential mortgage loans.

6. Our significant concentration of construction financing may expose us to a greater risk of loss and hurt our earnings and profitability.

7. Repayment of our commercial business loans is primarily dependent on the cash flows of the borrower, which may be unpredictable, and the collateral securing these loans may fluctuate in value.

8. Our high level of home equity loans and line of credit lending may expose us to increased credit risk.

9. We continue to hold and acquire a significant amount of other real estate, which has led to increased operating expenses and vulnerability to additional declines in real property values.

10. A significant portion of our loan portfolio is secured by real estate, and events that negatively impact the real estate market could hurt our business.

11. Concentration of collateral in our primary market area may increase the risk of increased non-performing assets.

12. Income from secondary mortgage market operations is volatile, and we may incur losses with respect to our secondary mortgage market operations that could negatively affect our earnings.

13. Future changes in interest rates could reduce our profits.

14. Our total loan balance may decline, which may negatively impact our net interest income.

15. Strong competition within our market areas may limit our growth and profitability.

16. We are subject to extensive regulation and oversight, and, depending upon the findings and determinations of our regulator authorities, we may be required to make adjustments to our business, operations or financial position and could become subject to formal or informal regulatory action.

17. Financial reform legislation enacted by Congress and resulting regulations have increased, and are expected to continue to increase our costs of operations.

18. We will become subject to more stringent capital requirements, which may adversely impact our return on equity, require us to raise additional capital, or constrain us from paying dividends or repurchasing shares.

19. We initially will not pay dividends or repurchase our common stock after the offering.

20. We depend on our management team to implement our business strategy and execute successful operations and we could be harmed by the loss of their services.

21. The fair value of our investments could decline.

22. Continued or further declines in the value of certain investment securities could require write-downs, which would reduce our earnings.

23. Liquidity risk could impair our ability to fund operations and jeopardize our financial condition, results of operations and cash flows.

24. Changes in accounting standards could affect reported earnings.

25. We are subject to environmental liability risk associated with our lending activities.

26. Severe weather, natural disasters, acts of war or terrorism, and other external events could significantly impact our business.

Risks Related to the Offering

27. Our ability to realize our deferred tax asset and deduct certain future losses could be limited if we experience an ownership change as defined in the Internal Revenue Code of 1986, as amended (“Code”).

28. We have broad discretion in using the net proceeds of the offering. Our failure to effectively use such proceeds could reduce our profits.

29. The future price of our common stock may be less than the purchase price in the offering.

30. Our return on equity will be low following the conversion and the offering.

31. Our stock-based benefit plans will increase our costs, which will reduce our income.

32. We have never issued capital stock and there is no guarantee that a liquid market will develop.

33. We will need to implement additional finance and accounting systems, procedures and controls in order to satisfy our new public company reporting requirements. This will increase our operating expenses.

34. The implementation of stock-based benefit plans may dilute your ownership interest and increase our costs, which will reduce our income.

35. We may adopt stock-based benefit plans more than one year following the conversion and the offering. Stock-based benefit plans adopted more than one year following the conversion and the offering may exceed regulatory restrictions on the size of stock-based benefit plans adopted within one year, which would further increase our costs.

36. We intend to enter into employment and severance and non-competition agreements with certain of our officers, all of which may increase our compensation costs or increase the cost of acquiring us.

37. Bancorp has outstanding subordinated debentures, which will rank senior to our common stock.

38. Our articles of incorporation and bylaws may prevent or impede the holders of our common stock from obtaining representation on the Board of Directors and may impede any takeovers of us; this may negatively affect our stock price.

39. A significant percentage of our common stock will be held or controlled by our directors and executive officers and benefit plans.

40. We are an emerging growth company within the meaning of the Securities Act, and if we decide to take advantage of certain exemptions from various reporting requirements applicable to emerging growth companies, our common stock could be less attractive to investors.

41. We have elected to delay the adoption of new and revised accounting pronouncements, which means that our financial statements may not be comparable to those of other public companies.

42. Our common stock will not be FDIC insured.

(By Signing the Front of this Form the Investor is Not Waiving Any Rights Under the Federal Securities Laws, Including the Securities Act of 1933 and the Securities Exchange Act of 1934)

Entegra Financial Corp.

Stock Ownership Guide

Individual

Include the first name, middle initial and last name of the shareholder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as “Mrs.”, “Mr.”, “Dr.”, “special account”, “single person”, etc.

Joint Tenants

Joint tenants with right of survivorship may be specified to identify two or more owners. When stock is held by joint tenants with right of survivorship, ownership is intended to pass automatically to the surviving joint tenant(s) upon the death of any joint tenant. All parties must agree to the transfer or sale of shares held by joint tenants.

Tenants in Common

Tenants in common may also be specified to identify two or more owners. When stock is held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common.

Uniform Transfers to Minors Act (“UTMA”)

Stock may be held in the name of a custodian for a minor under the Uniform Transfers to Minors Act of each state. There may be only one custodian and one minor designated on a stock registration. The standard abbreviation for Custodian is “CUST”, while the Uniform Transfers to Minors Act is “UTMA”. Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, stock held by John Doe as custodian for Susan Doe under the North Carolina Uniform Transfers to Minors Act will be abbreviated John Doe, CUST Susan Doe UTMA NC (use minor’s social security number).

Fiduciaries

Information provided with respect to stock to be held in a fiduciary capacity must contain the following:

•   The name(s) of the fiduciary. If an individual, list the first name, middle initial and last name. If a corporation, list the full corporate title (name). If an individual and a corporation, list the corporation’s title before the individual.

•   The fiduciary capacity, such as administrator, executor, personal representative, conservator, trustee, committee, etc.

•   A description of the document governing the fiduciary relationship, such as a trust agreement or court order. Documentation establishing a fiduciary relationship may be required to register your stock in a fiduciary capacity.

•   The date of the document governing the relationship, except that the date of a trust created by a will need not be included in the description.

•   The name of the maker, donor or testator and the name of the beneficiary.

An example of fiduciary ownership of stock in the case of a trust is: John Doe, Trustee Under Agreement Dated 10-1-93 for Susan Doe.

Stock Order Form Instructions

Items 1 and 2 - Number of Shares and Total Payment Due

Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares by the subscription price of $10.00 per share. The minimum purchase in the subscription offering is $250 (25 shares) of common stock. As more fully described in the plan of conversion outlined in the prospectus, the maximum purchase in any category of the subscription offering is $300,000 (30,000 shares) of common stock, and the maximum purchase in the community offering (if held) by any person is $300,000 (30,000 shares) of common stock. No person, together with associates and persons acting in concert with such person, may purchase in the aggregate more than $500,000 (50,000 shares) of common stock.

Item 3 - Employee/Officer/Director Information

Check this box to indicate whether you are an employee, officer or director of Macon Bancorp or Macon Bank or a member of such person’s immediate family living in the same household.

Item 4 - Method of Payment by Check

If you pay for your stock by check, bank draft or money order, indicate the total amount in this box. Payment for shares may be made by check, bank draft or money order payable to Entegra Financial Corp. Payment in cash may not be made. Your funds will earn interest at Macon Bank’s tier 1 statement savings rate of interest until the stock offering is completed.

Item 5 - Method of Payment by Withdrawal

If you pay for your stock by a withdrawal from a deposit account at Macon Bank, indicate the account number(s) and the amount of your withdrawal authorization for each account. The total amount withdrawn should equal the amount of your stock purchase. There will be no penalty assessed for early withdrawals from certificate accounts used for stock purchases. This form of payment may not be used if your account is an Individual Retirement Account.

Item 6 – Purchaser Information

Subscription Offering

a. Check this box if you had a deposit account(s) totaling $100.00 or more on December 31, 2012 (“Eligible Account Holder”).

b. Check this box if you had a deposit account(s) totaling $100.00 or more on March 31, 2014 but are not an Eligible Account Holder (“Supplemental Eligible Account Holder”).

c. Check here if you are a Depositor or Borrower with us as of the close of business on [voting record date] but are not an Eligible Account Holder or Supplemental Account Holder.

Please list all account numbers and all names on accounts you had on these dates in order to insure proper identification of your purchase rights.

Note: Failure to list all your eligible accounts, or providing incorrect information, may result in the loss of part or all of your subscription rights.

Community Offering

d. Check this box if you are a community member (Indicate county of residence in item 9).

Items 7 and 8 - Form of Stock Ownership, SS# or Tax ID#, Stock Registration and Mailing Address

Check the box that applies to your requested form of stock ownership and indicate your social security or tax ID number(s) in item 7. Complete the requested stock registration and mailing address in item 8. The stock transfer industry has developed a uniform system of shareholder registrations that will be used in the issuance of your common stock. If you have any questions regarding the registration of your stock, please consult your legal advisor. Stock ownership must be registered in one of the ways described above under “Stock Ownership Guide.” Shares must be registered as reflected on your qualifying account. Adding or deleting a name or otherwise altering the form of beneficial ownership of a qualifying account will result in a loss of your subscription rights (with certain exceptions for IRA, Keogh or 401(k) purchases).

Item 9 – Telephone Number(s) and County of Residence

Indicate your daytime and evening telephone number(s) and county. We may need to call you if we have any questions regarding your order or we cannot execute your order as given.

Item 10 – Associates/Acting in Concert

Check this box and complete the reverse side of the stock order form if you or any associates or persons acting in concert with you (as defined on the reverse side of the stock order form) have submitted other orders for shares.

Item 11 – Acknowledgement

Please review the prospectus carefully before making an investment decision. Sign and date the stock order form where indicated. Before you sign, review the stock order form, including the acknowledgement and certification. Normally, one signature is required. An additional signature is required only when payment is to be made by withdrawal from a deposit account that requires multiple signatures to withdraw funds.

Your properly completed signed stock order form and payment in full (or withdrawal authorization) at the subscription price must be physically received (not postmarked) by Entegra Financial Corp. no later than x:00 p.m., Eastern Time, on [expiration date] or it will become void.

Delivery Instructions: You may deliver your stock order form by mail using the enclosed stock order return envelope, by hand delivery or by overnight delivery service to the Entegra Financial Corp. Stock Information Center located at 50 W. Main St., Franklin, NC 28734. Hand delivered stock order forms will only be accepted at this location. We will not accept stock orders at our other banking offices. If you have any remaining questions, or if you would like assistance in completing your stock order form, you may call our Stock Information Center at (855) 456-6677 Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time.

Entegra Financial Corp.

Stock Information Center

50 W. Main St., Franklin, NC 28734

An Invitation	Community Meetings

We cordially invite you to attend one of our community meetings to learn more about the opportunity to purchase newly issued shares of common stock of our proposed holding company, Entegra Financial Corp.

❖      Members of senior management will discuss Macon Bank’s operations, past performance and financial history.

❖      You will be able to meet one-on-one with Macon Bank officers to ask questions.

❖      There will be no sales pressure. You will receive Entegra Financial Corp. stock offering materials. Then you decide if the stock purchase matches your investment objectives.

Community meetings have been scheduled in                     . For meeting times and to make a reservation, or to receive a prospectus and a stock order form, please call our Stock Information Center at (855) 456-6677 Monday through Friday, 10:00 a.m. to 4:00 p.m., Eastern Time.

Entegra Financial Corp. [logo)]

Proposed Holding Company for

Macon Bank

Day, Month __

Location

Address

City, State Zip Code

❖

Day, Month __

Location

Address

City, State Zip Code

Entegra Financial Corp.

(logo)

Proposed Holding Company for

Macon Bank

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Macon Bank, Macon Bancorp, Entegra Financial Corp., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Macon Bancorp

[LOGO]

Please Support Us

Vote Your Proxy Card Today

If you have more than one account, you may have received more than one proxy card depending upon the ownership structure of your accounts.

Please vote all proxy cards that you received.

Macon Bancorp

                    , 2014

Dear                     :

The Board of Directors of Macon Bancorp, the mutual holding company for Macon Bank, has unanimously adopted a plan of conversion, whereby Macon Bancorp will convert from the mutual to the stock form of organization.

To learn more about the stock offering you are cordially invited to join members of our senior management team at a community meeting to be held at             on            at             :00 _._, Eastern Time.

A member of our staff will be calling to confirm your interest in attending the meeting.

If you would like additional information regarding the meeting or our conversion, please call our Stock Information Center at (855) 456-6677, Monday through Friday between the hours of 10:00 a.m. to 4:00 p.m., Eastern Time.

Sincerely,

Roger D. Plemens

President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Macon Bank, Macon Bancorp, Entegra Financial Corp., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Entegra Financial Corp.

                    , 2014

Dear Subscriber:

We hereby acknowledge receipt of your order and payment at $10.00 per share of Entegra Financial Corp. common stock. If you are issued shares, the shares will be registered as indicated above.

At this time, we cannot confirm the number of shares of Entegra Financial Corp. common stock that will be issued to you. Following completion of the stock offering, shares will be allocated in accordance with the plan of conversion.

Once the offering has been completed, you will receive confirmation in the mail indicating your ownership of Entegra Financial Corp. common stock.

If you have any questions, please call our Stock Information Center at (855) 456-6677, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time.

Entegra Financial Corp.

Stock Information Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Macon Bank, Macon Bancorp, Entegra Financial Corp., the Federal Deposit Insurance Corporation or any other government agency.

Entegra Financial Corp.

                    , 2014

Dear Shareholder:

Thank you for your interest in Entegra Financial Corp. Our subscription offering has been completed and we are pleased to confirm your subscription for                     shares at a price of $10.00 per share. If your subscription was paid for by check, bank draft or money order, interest and any refund due to you will be mailed promptly.

The closing of the transaction occurred on                  , 2014; this is your stock purchase date. Trading will commence on the Nasdaq Global Market under the symbol “ENFC” on                  , 2014.

A statement indicating the number of shares of Entegra Financial Corp. you have purchased will be mailed to you shortly. This statement will be your evidence of ownership of Entegra Financial Corp. stock. All shares of Entegra Financial Corp. common stock will be in book entry form and paper stock certificates will not be issued.

Entegra Financial Corp.

Stock Information Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Macon Bank, Macon Bancorp, Entegra Financial Corp., the Federal Deposit Insurance Corporation or any other government agency.

Entegra Financial Corp.

                    , 2014

Dear Interested Investor:

We recently completed our subscription offering. Unfortunately, due to the demand for shares from persons with priority rights, stock was not available for our Supplemental Eligible Account Holders, Other Members or community friends. If your subscription was paid for by check, bank draft or money order, a refund of any balance due to you with interest will be mailed promptly.

We appreciate your interest in Entegra Financial Corp. and hope you become an owner of our stock in the future. The stock is expected to begin trading on the Nasdaq Global Market under the symbol “ENFC” on                 , 2014.

Entegra Financial Corp.

Stock Information Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Macon Bank, Macon Bancorp, Entegra Financial Corp., the Federal Deposit Insurance Corporation or any other government agency.

Entegra Financial Corp.

                    , 2014

Welcome Shareholder:

We are pleased to enclose a statement from our transfer agent reflecting the number of shares of common stock of Entegra Financial Corp. (the “Company”) purchased by you at a price of $10.00 per share on [purchase date], in our stock offering. All stock sold in the subscription and community offering has been issued in book entry form through the direct registration system (“DRS”). No physical stock certificates will be issued.

Please examine this statement carefully to be certain that it properly reflects the number of shares you purchased and the names in which the ownership of the shares is to be shown on the books of the Company.

If you have any questions about your statement, please contact our transfer agent immediately (by mail, telephone, or e-mail) at the following:

Registrar and Transfer Company

Investor Relations Department

10 Commerce Drive

Cranford, NJ 07016

1 (800) 368-5948

email: info@rtco.com

A short question and answer sheet regarding your DRS statement is enclosed for your information. If your subscription was paid for by check, bank draft or money order, interest and any refund due will be mailed promptly. Trading commenced on the Nasdaq Global Market under the symbol “ENFC” on             , 2014.

On behalf of the Board of Directors, officers and employees of Entegra Financial Corp., I thank you for supporting our offering.

Sincerely,

Roger D. Plemens

President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Macon Bank, Macon Bancorp, Entegra Financial Corp., the Federal Deposit Insurance Corporation or any other government agency.

Entegra Financial Corp.

                    , 2014

Dear Interested Subscriber:

We regret to inform you that Entegra Financial Corp., the holding company for Macon Bank, did not accept your order for shares of Entegra Financial Corp. common stock in its community offering. This decision is in accordance with our plan of conversion, which gives Entegra Financial Corp. the absolute right to reject the order of any person, in whole or in part, in the community offering.

If your subscription was paid for by check, enclosed is your original check.

Entegra Financial Corp.

Stock Information Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Macon Bank, Macon Bancorp, Entegra Financial Corp., the Federal Deposit Insurance Corporation or any other government agency.

Sandler O’Neill & Partners, L.P.

                    , 2014

To Our Friends:

We are enclosing material in connection with the stock offering by Entegra Financial Corp., the proposed new stock holding company for Macon Bank.

Sandler O’Neill & Partners, L.P. is acting as marketing agent in connection with the subscription and community offering, which will conclude at x:00 p.m., Eastern Time, on [expiration date].

Members of the general public are eligible to participate. If you have any questions about this transaction, please call the Stock Information Center at (855) 456-6677.

Sandler O’Neill & Partners, L.P.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Macon Bank, Entegra Financial Corp., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Entegra Financial Corp.

[logo]

An Invitation

To Attend a Community Meeting

Entegra Financial Corp. is offering shares of its common stock in connection with the conversion of Macon Bancorp into the stock form of organization.

3,655,000 – 5,686,750 shares of Entegra Financial Corp. are being offered at a price of $10.00 per share.

If you would like to learn more about our stock offering, or would like to attend a community meeting, we invite you to obtain a prospectus and offering material by calling our Stock Information Center at (855) 456-6677, Monday through Friday between the hours of 10:00 a.m. and 4:00 p.m. Eastern Time.

Entegra Financial Corp. [LOGO]

DIRECT REGISTRATION: Holding Your Shares in Book Entry

Entegra Financial Corp. (the “Company”) has elected to require new stockholders to use the Direct Registration System (“DRS”) as a means of recording and maintaining the registered shares they will receive as a result of the Company’s offering. This summary outlines what DRS is and what it means to you as a registered stockholder.

What is DRS?

DRS is a system that electronically moves investors’ positions between brokers and transfer agents for issuers that offer direct registration. Direct Registration is the ownership of stock registered in your own name on the books of the Company, without taking possession of a printed stock certificate. Instead, your ownership is recorded and tracked as an accounting entry on the books of the Company.

Why is the Company offering DRS?

DRS gives our stockholders several advantages:

•	It eliminates the risk of loss or theft of your stock certificate and the potential cost and inconvenience of having to obtain a surety bond to replace a lost certificate; and

•	Eliminates the need for you to store your certificates and retrieve them should you wish to transfer or sell your shares.

How will I know how many shares I own?

The Company’s transfer agent, Registrar and Transfer Company (“R&T”), will periodically send you an account statement showing you how many shares are held by you in book-entry.

What happens if I lose a DRS account statement?

If you need a duplicate statement of ownership, contact R&T and they will mail you a new one. There is no surety charge for additional account statements.

How can I transfer shares to my broker?

To transfer your shares to your brokerage account, provide your broker with:

•	The most recent copy of your R&T account statement;

•	The Social Security Account Number on your account;

•	Your R&T account number (which is on the statement);

•	R&T’s DTC number, 7820; and

•	The number of whole shares held in book-entry that you wish to transfer to your brokerage account.

Your broker will request that your shares be delivered to your brokerage account through the Depository Trust Company’s Profile System.

If I have more questions, how can I get answers?

You can go on-line to the Registrar and Transfer Company (R&T) website, www.rtco.com, or call the R&T Investor Relations Department at 800-368-5948 to speak to a representative.